EMPLOYMENT AGREEMENT

THIS AGREEMENT made as of the 6th day of July 2009 (the "effective date").

BETWEEN:

Next One Interactive, Inc.

(the "Company")

- and -

Rich Sokolowski
(the "Executive")

WHEREAS the Company is engaged in the ownership and management of travel, real estate and media related services (the "Business"); and

WHEREAS the Company desires to employ the Executive and the Executive desires to accept such employment in the Business, subject to the terms, conditions and covenants herein provided; and

WHEREAS both parties have agreed to execute, deliver and perform this Agreement;

NOW THEREFORE in consideration of the mutual covenants herein contained and other good and valuable consideration, the Company and the Executive agree as follows:

POSITION

1.	The Company hereby employs the Executive as, and the Executive agrees to be employed as, the Chief Financial Officer of the Company on the terms and conditions herein contained.

The Executive shall report to the Chief Operating Officer and/or the Chief Executive Officer (as required) of the Company.

2.           The Executive shall have such duties and responsibilities as the Executive and the Company’s COO shall agree upon from time to time.  Initially, such duties and responsibilities will include those set forth on Exhibit A hereto.

3.
The Executive shall work primarily out of the corporate office in Weston Florida however it is understood that the executive’s duties will require spending time in other areas of the United States including Denver Colorado.  The Company agrees that the Executive is being asked to relocate his principal place of employment and that any and all reasonable relocation costs shall be borne by the Company.

4.
The Executive will agree to work with the CEO, COO and other executives of the company to prepare budgets for the Company, develop reporting systems, develop new business opportunities, and assist in all financial aspects of the company, working directly with the CEO/COO on projects and development of the corporation business plan and financial and reporting systems in an overall effort to aid the corporation in achieving its goals of operating in an efficient and fiscally responsible manor.

REMUNERATION

     5. (a)        The Executive shall receive a minimum base salary from the Company of no less than US$150,000 per year of employment.

During the Term hereof (the "Salary"), payable in accordance with the Company's payroll practices in force from time to time shall be inclusive of all applicable income, employment insurance and other taxes and charges that are required by law to be withheld by the Company or the Executive.

       (b)         Except as otherwise provided herein, the Salary shall be pro-rated for any partial year.

(c)
    The company will agree to enter into an option plan with the executive for Stock options to be set under similar terms and conditions as those of other senior management as soon as the stock option plan for the Parent company is approved by the Board.

6. Bonuses.  The Company will agree to include the Executive in any cash bonuses that may be set from time to time by the Board of Directors as part of a Senior Management Incentive package. The Executive right to access any bonus is solely at the discretion of the Board of Directors.

Other bonuses - Additionally the senior management will agree to review the systems and financial controls as implemented by the Executive after the 90 day and 180 day anniversary of the executive joining the Company and if deemed by senior management that financial systems have been enhanced so as to allow the senior management greater ability in the oversight and general operations of the business then Senior Management will agree to work with the executive to develop an  “Other Bonus” that specifically rewards the Executive for the ‘FINANCIAL CONTROLS” . While no terms for the potential earn out of this “other bonus’ are set and such bonus is to be developed in good faith based upon the performance of the executive such “other bonus” if earned and paid  will be paid in common stock of the corporation and will in no case exceed 25,000 shares of the company stock based on a current price of $2.00 per share.

BENEFITS AND EXPENSES

7.           The Executive has agreed to cover his own health, life and medical benefit plan and will not be using the plan that is made available by the Company generally to its executives for the first 180 days of employment, however, after relocation to Florida the executive will have the option to access the Company’s health, life and medical benefit plan if required.

The Company has agreed that it will pay all necessary and reasonable interim housing and transportation expenses for the first 180 days of employment including business expenses as approved by the Company’s CEO which approval shall not be unreasonably withheld.

After the first 180 days of employment it is agreed that the Executive will then be responsible for expenses which are actually and properly incurred by the Executive in furtherance of or in connection with the Business. These expenses including without limitation, all business related travel and parking expenses, public relations expenses and all business related entertainment expenses (whether incurred at the Executive's residence, while traveling or otherwise).  If any such expenses are paid in the first instance by the Executive, the Company shall reimburse him therefore, subject to the receipt by the Company of statements and vouchers in a form reasonably satisfactory to the Company.

VACATION

8.           The Executive shall be entitled to four weeks paid vacation in each year of the Term of the Agreement.  In the event of termination of this Agreement and the Executive's employment, the Executive shall be entitled to payment for any vacation time accrued up to the date of termination but unused.

TERM

9.           (a)           The initial term of this Agreement (the "Initial Term"), and the Executive's employment hereunder, shall be for a period of three years commencing as of July 6, 2009, unless sooner terminated in accordance with the provisions of section 10; provided that upon the expiration of the Initial Term, this Agreement shall be automatically renewed for successive periods of one year each (each a “Renewal Term”), unless at least 90 days prior to the expiration of the Initial Term or any Renewal Term, as the case may be, either the Executive or the Company gives written notice to the other of its intention to terminate this Agreement upon the expiration of the Initial Term or the Renewal Term, as the case may be.

 For the purposes of this Agreement, if such notice is not given at least 90 days prior to the expiration of the Initial Term or Renewal Term, as the case may be, the employment of the Executive hereunder shall be deemed to be automatically renewed for a one-year period following the date of such expiration upon the same terms as the preceding year.  Notwithstanding anything to the contrary set forth herein, there shall not be any more than four (4) Renewal Terms.  The Initial Term, as it may be extended by one or more Renewal Terms is referred to herein as the Term.

(b)
In the event of the delivery by the Executive of a notice pursuant to section 9(a), the Executive shall be deemed to have voluntarily resigned from his employment hereunder effective on the expiration of the Initial Term or Renewal Term, as the case may be.  In the event of termination by the Executive under this section 9, the Executive shall be entitled to Salary and benefits (including, without limitation, Executive’s Bonus) earned up until termination and shall be entitled to reimbursement of business expenses recoverable under section 7, above, incurred up until termination. Notwithstanding the foregoing and notwithstanding the provisions of Article 10 hereof, in the event the Executive delivers a notice pursuant to subsection 9(a) and is thereby deemed to have voluntarily resigned from his employment effective on the expiration of the Initial Term or the Renewal Term, upon receipt of such notice, the Company shall have the right to immediately terminate the employment of the Executive hereunder and in such event the Executive shall only be entitled to his Salary and benefits (including, without limitation, Executive’s Bonus) earned up until termination and shall be entitled to reimbursement of business expenses recoverable under section 7 above, incurred up until termination.

(c)
In the event of the delivery by the Company of a notice pursuant to section 10(a), Company shall pay Executive his Salary and benefits (including, without limitation, Executive’s Bonus) earned or accrued through the date of termination and shall reimburse Executive for business expenses recoverable under section 7, above, incurred up until the date of termination.

TERMINATION

10.	(a)
Events of Termination.  The Term, the Executive’s Salary and any and all other rights of the Executive under this Agreement or otherwise as an executive of the Company will terminate (except as otherwise provided in section 10):

(i)	upon the death of the Executive;

(ii)	upon the disability of the Executive (as defined in section 10(b)) immediately upon notice from either party to the other;

(iii)	For Cause (as defined in section 10(c)), immediately upon notice from the Company to the Executive or at such later time as such notice may specify;

(iv)	Other than For Cause, Disability or Death, immediately upon notice from the Company to the Executive or at such later time as such notice may specify; or

(v)	For Good Reason (as defined in section 10(d)) upon not less than 10 days' prior notice from the Executive to the Company.

(b)
Definition of Disability.  For the purposes of section 10(a), the Executive will be deemed to have a "disability" if, for physical or mental reasons, the Executive is unable to perform the Executive's duties for a period of 120 days out of 180 days, under this Agreement as determined in accordance with this section 10(b).  The disability of the Executive will be determined by a medical doctor selected by written agreement of the Company and the Executive upon the request of either party by notice to the other.  If the Company and the Executive cannot agree on the selection of a medical doctor, each of them will select a medical doctor and the two medical doctors will select a third medical doctor who will determine whether the Executive has a disability.  The determination of the medical doctor selected under this section 10.2(b) will be binding on both parties.

(c)
Definition of "For Cause".  For the purposes of section 10(a), the phrase "For Cause" means: (i) the Executive's material breach of this Agreement; (ii) the Executive’s failure to substantially perform the duties of Chief Financial Officer (or such other position with the Company as Executive may hold) as contemplated hereunder; (iii) the Executive's failure to substantially adhere to any reasonable written Company policy if the Executive has been given a reasonable opportunity to comply with such policy or cure his failure to comply; (iv) the misappropriation by the Executive of a material business opportunity of the Company, including securing any undisclosed personal profit in connection with any transaction entered into on behalf of the Company; (v) the misappropriation of any of the Company's funds, property or Confidential Information; (vi) the commission of material acts of dishonesty, willfully fraudulent or criminal acts or misconduct, or other willfully wrongful acts or omissions materially adversely affecting the Company; (vii) the conviction of, the indictment for or its procedural equivalent or the entering of a guilty plea or plea of no contest with respect to any felony.

(d)	Definition of "For Good Reason." For the purposes of section 10(a), the phrase "For Good Reason" means the Company's material breach of this Agreement.

(e)
Termination Pay.  Effective upon the termination of this Agreement for any of the reasons set forth in section10(a), the Company shall be obligated to pay the Executive (or in the event of his death, his designated beneficiary as defined below) the compensation provided in this section 10(e), as well as all business expenses recoverable under Section 7. For purposes of this section 10(e), the Executive's designated beneficiary will be such individual beneficiary or trust, located at such address, as the Executive may designate by notice to the Company from time to time or if the Executive fails to give notice to the Company of such a beneficiary, the Executive's estate. Notwithstanding the preceding sentence the Company will have no duty, in any circumstances, to attempt to open an estate on behalf of the Executive, to determine whether any beneficiary designated by the Executive is alive or to ascertain the address of any such beneficiary, to determine the existence of any trust, to determine whether any person or entity purporting to act as the Executive's personal representative (or the trustee of a trust established by the Executive) is duly authorized to act in that capacity or to locate or attempt to locate any beneficiary, personal representative, or trustee.

(i)
Termination by the Executive For Good Reason. If the Executive terminates this Agreement For Good Reason, the Company shall (A) pay the Executive his Salary and other benefits earned or accrued through the date of termination.

(ii)
Termination by the Company For Cause.  If the Company terminates this Agreement For Cause, the Company shall pay Executive his Salary and other benefits earned or accrued through the date of termination.

(iii)
Termination upon Disability.  If this Agreement is terminated by either party as a result of the Executive's disability, as determined under section 10(a)(ii), the Company shall (A) pay the Executive his Salary and other benefits earned or accrued through the remainder of the calendar month during which such termination is effective.

(iv)
Termination upon Death.  If this Agreement is terminated because of the Executive's death, the Company shall (A) pay Executive’s estate or designated beneficiary the Executive’s Salary, Bonus and other benefits earned or accrued through the date of death.

(v)
Termination by Company Other than For Cause, Disability or Death. If the Company terminates this Agreement other than For Cause or for death or disability, the Company shall (A) pay Executive his Salary, Bonus and other benefits earned or accrued through termination.

CONFIDENTIALITY

11.	(a)
All confidential records, material, information and all trade secrets concerning the business or affairs of the Company obtained by the Executive in the course of his employment with the Company shall remain the exclusive property of the Company.  During the Executive's employment or at any time thereafter, the Executive shall not divulge the contents of such confidential records, material, information or trade secrets to any person, firm or corporation other than to the Company or the Company’s qualified executives and following the termination of his employment hereunder the Executive shall not, for any reason, use the contents of such confidential records, material, information or trade secrets for any purpose whatsoever.  This section shall not apply to any confidential records, material, information or trade secrets which:

(1)	is or becomes publicly known through the lawful action of any third party;

(2)	is disclosed without restriction to the Executive by a third party;

(3)	is known by the Executive prior to its disclosure by the Company;

(4)	is subsequently developed by the Executive, independently of records, material, information and trade secrets supplied to the Executive by the Company;

(5)	has been made available by the Company directly or indirectly to a third party without obligation of confidentiality; or

(6)
the Executive is obligated to produce as a result of a court order or pursuant to governmental or other legal action, provided that the Company shall have been given written notice of such court order or governmental or other legal action and an opportunity to appear and object.

(b)
The Executive agrees that all Confidential Information which the Executive develops, prepares or works on either individually or on a team during the Term with the Company shall belong exclusively to the Company and the Executive hereby assigns to the Company all title and interest, including copyright and patent rights, thereto and waives any moral rights which the Executive may have therein.  If the Executive develops, prepares or works on the design or development of Confidential Information of any kind during the Term, the Executive will keep notes and other written records of such work, which records shall be kept on the premises of the Company and made available to the Company at all times for the purpose of evaluation and use in obtaining copyright protection or as a protective procedure. The Executive will upon request of the Company, and at the Company's expense, provide a reasonable level of assistance to the Company with respect to applications for trade marks, copyrights, patents or other forms of intellectual property protection for work on which the Executive was involved during the Term. The Executive agrees to execute such documents as are reasonable and necessary for the purpose of the Company establishing its right of ownership to such property.

NON-SOLICITATION

12.           The Executive covenants and agrees with the Company that he shall not, during the term of his employment hereunder and for a period ending ninety days following the date of the termination (for any reason) of his employment:

(a)
directly or indirectly solicit, interfere with or endeavor to direct or entice away from the Company any person, firm or company who is or has within the preceding year been a customer, client, affiliated agency or otherwise in the habit of dealing with the Company; or

(b)	Interfere with, entice away or otherwise attempt to induce the termination of employment of any employee of the Company.

NON-COMPETITION

13.           The Executive covenants and agrees with the Company that he will not (without the prior written consent of the Company which consent will not be unreasonably withheld) directly or indirectly, during the term of his employment hereunder and for a period 30 days following the date of the termination of his employment, carry on or be engaged in any business within North America which is competitive with the Business (a "Competitive Business") where such business involves “clients or accounts” that were introduced to the Executive by the Company.

INJUNCTIVE RELIEF

14.           The Executive acknowledges and agrees that the agreements and covenants in sections 11 to 13 are essential to protect the business and goodwill of the Company and that a breach by the Executive of the covenants in sections 11 to 13 hereof could result in irreparable loss to the Company which could not be adequately compensated for in damages and that the Company may have no adequate remedy at law if the Executive breaches such provisions.  Consequently, if the Executive breaches any of such provisions, the Company shall have in addition to and not in lieu of, any other rights and remedies available to it under any law or in equity, the right to obtain injunctive relief to restrain any breach or threatened breach thereof and to have such provisions specifically enforced by any court of competent jurisdiction.

DISPUTE RESOLUTION PROCEDURE

15.	(a)
The parties shall be free to bring all differences of interpretation and disputes arising under or related to this Agreement to the attention of the other party at any time without prejudicing their harmonious relationship and operations hereunder and the offices and facilities of either party shall be available at all times for the prompt and effective adjustment of any and all such differences, either by mail, telephone, or personal meeting, under friendly and courteous circumstances.  Notwithstanding the foregoing, any controversy, claim, or breach arising out of or relating to this Agreement which the parties are unable to resolve to their mutual satisfaction shall be resolved in accordance with subparagraph b below.

(b)
As a condition precedent to invoking any other dispute resolution procedure including litigation, the parties shall attempt in good faith first to mediate such dispute and use their best efforts to reach agreement on the matters in dispute.  Within five business days of the request of either party, the requesting party shall attempt to employ the services of a third person mutually acceptable to both parties to conduct such mediation within five business days of the mediator's appointment.  Unless otherwise agreed upon by the parties hereto, the parties shall share the cost of the mediator's fees and expenses equally.  If the parties are unable to agree on such third person, then the requesting party may submit the matter to the nearest office of the American Arbitration Association for mediation, only, in accordance with the commercial mediation rules then prevailing.  If, on completion of such mediation, the parties are still unable to agree upon and settle the dispute, then either party may initiate litigation.  This Agreement contains no arbitration clause.  Binding arbitration may only be used upon the mutual agreement of the parties hereto.

SEVERABILITY

16.           The parties acknowledge that the provisions of sections 11 to 13 hereof (the "Restrictive Covenants") are reasonable and valid in geographic and temporal scope and all other respects.  If any court of competent jurisdiction determines that any of the Restrictive Covenants or any part thereof, is or are invalid or unenforceable, the remainder of the Restrictive Covenants shall not thereby be affected and shall be given full effect, without regard to invalid portions.  If any court of competent jurisdiction determines that any of the Restrictive Covenants or any part thereof is unenforceable because of the duration or geographic scope of such provision, such court shall have the power to reduce the duration or scope of such provision, as the case may be and, in its reduced form, such provision shall then be enforceable.  The Executive acknowledges that the Company's business extends throughout the geographical area outlined above and that the geographic scope of the covenants contained herein is reasonable.

INDEMNITY

17.           Except for acts of dishonesty, willfully fraudulent or criminal acts or other willfully wrongful acts or omissions on the part of Executive, the Company agrees to indemnify and save the Executive harmless from and against any and all damages, liabilities, claims, costs, including reasonable attorneys’ fees, charges and expenses, including any amount paid to settle any action or satisfy any judgment, incurred by him in connection with his employment or incurred by him in respect of any civil, criminal or administrative action or proceeding to which the Executive is made a party by reason of having been an officer or employee of the Company.

WHOLE AGREEMENT

18.           This Agreement constitutes and expresses the whole agreement of the parties hereto with respect to the employment of the Executive by the Company and with respect to any matters or things herein provided for or hereinbefore discussed or mentioned with reference to such employment.  All promises, representations, collateral agreements and understandings relative thereto not incorporated herein are hereby superseded by this Agreement.

GENERAL

19.           All notices, request, demands or other communications by the terms hereof required or permitted to be given by one party to the other shall be given in writing by personal delivery or by facsimile, addressed to the other party as follows:

(a)	to the Company at:	Next One Interactive
2400 North Commerce Pkwy, ste 105
Weston FL 33326
	Attention:	William Kerby
	Facsimile No:	(954) 888-9082

(b)	to the Executive at:	Next One Interactive
2400 North Commerce Pkwy, ste 105
Weston FL 33326
	Attention:	Richard Sokolowski
	Facsimile No:	(954) 888-9082

or such other addresses as may be given by either of them to the other in writing from time to time.

20.           This Agreement shall be governed by and interpreted under the laws of the State of Florida without regard to principals of conflicts of law.

21.           All dollar amounts referred to in this Agreement are expressed in U.S. funds.

22.	(a)	This Agreement is personal to the Executive and may not be assigned by him.

(b)
Upon notice to the Executive, this Agreement may be assigned to an affiliate of the Company, provided that notwithstanding such assignment, the Company continues to guarantee the performance by such assignee of its obligations hereunder. This Agreement shall not otherwise be assigned by Company and such restriction shall include any assignment by operation of law.

(c)
Except as aforesaid, this Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and assigns, including, in the case of the Executive, his heirs, executors, administrators and legal personnel representatives.

23.           Time shall be of the essence of this Agreement and of every part hereof.

24.           The parties acknowledge and agree that, except to the extent the context clearly requires otherwise, the representations, warranties and covenants set forth herein shall survive the termination or expiration of this Agreement.

25.           The parties acknowledge that each of them has read and understood this Agreement, and that each of them has been given the opportunity to obtain independent legal advice in connection with this Agreement and its terms.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first above written.

Next One Interactive, Inc.

	By:	/s/William Kerby
William Kerby

/s/Richard Sokolowski
Witness	Richard Sokolowski

EXHIBIT A
To the Employment Agreement Dated the 6th day of July 2009
by and between
Next One Interactive, Inc.
And
 Richard Sokolowski

The Executive’s initial responsibilities are as follows:

Duties:
Responsible for overseeing all financial aspects of the day to day operations of Company.
Responsible for overseeing and ensuring completion of the Filings, Reporting, Sarbanes Oxley aspects of the company on a timely and accurate basis.
Work with the CEO and COO to assist in setting of the direction of the corporation
Implementation of proper accounting systems, reporting systems.
Responsible for the prudent management of the company’s financial affairs.
Setting up Structure and staff roles, responsibilities, goals and objectives for the finance and accounting department.
Helping to coordinate the media and travel divisions operations to ensure they act in an efficient and profitable manner.
Review of existing staff and assessing capabilities including position changes, hiring and firing as required
Working with the CEO, COO and other department heads  to review expenditures, develop budgets, complete ongoing review with senior management of these budgets to ensure efficiencies, cost control systems and best practices are implemented and practiced

Such other duties as may be assigned by the CEO/ COO from Time to Time